UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2018

T2 BIOSYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36571	20-4827488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

101 Hartwell Avenue, Lexington, Massachusetts 02421

(Address of principal executive offices, including Zip Code)

(781) 761-4646

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On March 6, 2018, Joanne Spadoro notified T2 Biosystems, Inc. (the “Company”) of her resignation from her position as the Company’s Chief Operations Officer. In connection with her resignation, the Company anticipates entering into a separation agreement with Ms. Spadoro pursuant to which she will execute a general release of claims in the Company’s favor. She will continue to provide services to the Company as a consultant and transition to the Company’s Scientific Advisory Board.

(c)    On March 6, 2018, the Company’s Board of Directors appointed Alec Barclay to serve as the Company’s Senior Vice President, Operations. Previously, Mr. Barclay, 37, served as the Company’s VP of Product Development and Program Management since joining the Company in April 2016. Prior to joining the Company, Mr. Barclay served as the Director of Hardware and Systems Engineering at Becton Dickinson within their Genomics division from January 2015 to April 2016. Prior to joining Becton Dickinson, he held various positions within Siemens Healthcare from July 2006 to December 2014, with his last assignment serving as Senior Manager, Lead Systems Integrator. Mr. Barclay received his BSME from Rochester Institute of Technology.

(e)    In connection with his appointment, the Company amended Mr. Barclay’s change of control severance letter agreement to provide that if Mr. Barclay’s employment is terminated by the Company without cause within three months preceding or 12 months following a change of control or by Mr. Barclay for good reason within 12 months following a change of control (with the terms “cause,” “change of control” and “good reason” as defined in the change of control severance letter agreement), Mr. Barclay will be entitled, subject to his signing and not revoking a general release of claims in the Company’s favor, to receive:

•	an amount equal to his annual base salary, payable over a 12-month period following his termination,

•	reimbursement for a portion of the COBRA premiums (based on the then-current cost-sharing rates for active employees) for continued medical coverage for up to 12 months following his termination,

•	if the termination occurs prior to the first anniversary of his start date, accelerated vesting of the portion of his equity awards that would have otherwise vested over the 12 month period following the date of termination, and

•	if the termination occurs on or after the first anniversary of his start date, full accelerated vesting of all of his outstanding equity awards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2018	T2 BIOSYSTEMS, INC.

	By:	/s/ John McDonough
John McDonough
President and Chief Executive Officer